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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of report: SEPTEMBER 27, 2005
                        (Date of earliest event reported)

                                IDEX CORPORATION
             (Exact name of registrant as specified in its charter)


   DELAWARE                         1-10235                      36-3555336
  (State of                 (Commission File Number)           (IRS Employer
Incorporation)                                               Identification No.)


                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
          (Address of principal executive offices, including zip code)

                                 (847) 498-7070
              (Registrant's telephone number, including area code)



         Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement

Amendment to Employment Agreement

         Effective September 27, 2005, IDEX Corporation (the "Company") approved changes to Lawrence D. Kingsley's employment agreement dated July 21, 2004 (filed as Exhibit 10.1 to the Company's Quarterly Report filed on Form 10-Q for the period ending September 30, 2004) as amended by the First Amendment to Employment Agreement on March 22, 2005 (filed as Exhibit 10.20(a) to the Company's Current Report filed on Form 8-K dated March 22, 2005) to provide that if Mr. Kingsley's employment is terminated without cause he will be entitled to severance equal to (i) 24 months base salary, (ii) continued medical and health insurance for a period of 24 months (iii) pro rata bonus for the year of termination and (iv) a bonus equal to 200% of his base salary in the year of termination payable over a period of 24 months. In the event Mr. Kingsley is terminated without cause or Mr. Kingsley terminates his employment with good reason, in either case in connection with or within a 24 month period following a change of control of the Company, Mr. Kingsley will receive his full salary and health insurance for a period of 36 months following termination, pro rata bonus for the year of termination and will be entitled to a bonus equal to 300% of base salary payable over a period of 36 months. The Company and Mr. Kingsley will enter into an amendment to his employment agreement to reflect these changes.

Board of Directors Compensation

         On September 27, 2005, the Board of Directors of the Company (the "Board of Directors") adopted a new compensation plan for the directors of the Company effective beginning January 1, 2006. Pursuant to such plan, each non-management director will be paid a retainer of $30,000 annually. Additionally, the chairman of the Audit Committee will be paid an additional $8,000 annual retainer and the chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each will receive an additional $4,000 annual retainer. Each director will also receive a meeting attendance fee of $10,000 payable annually. At the first board meeting of each calendar year beginning in, 2006 each director will receive options to purchase 2,250 shares of the Company's common stock and 675 shares of restricted stock granted pursuant to the Company's Incentive Award Plan. The options will have an exercise price equal to the closing price of the Company's common stock on the immediately preceding trading day and shall vest and become exercisable 12-months from the grant date. The restricted stock is not transferable until the recipient is no longer serving as a director of the Company and is subject to forfeiture in the event the recipient terminates his service as a director for reasons other than death, disability or retirement prior to vesting. The restricted stock will vest in full on the earlier of the third anniversary of grant, the failure of the director to be reelected as a member of the board, or a change in control. Finally, each new director elected or appointed to the Board of Directors shall receive upon election or appointment an option to purchase 3,375 shares of the Company's common stock and 1,015 shares of restricted stock with the same terms applicable to the annual grants described above.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 3, 2005
                                           IDEX CORPORATION



                                           By:  /s/ Dominic A. Romeo
                                              ----------------------------------
                                              Name:  Dominic A. Romeo
                                              Title: Vice President and Chief
                                                     Financial Officer




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